UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2008

SCANNER TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New Mexico

(State or Other Jurisdiction of Incorporation)

000-08149	85-0169650
(Commission File Number)	(IRS Employer Identification No.)

14505 21st Avenue North, Suite 220

Minneapolis, Minnesota 55447

(Address of Principal Executive Offices) (Zip Code)

(763) 476-8271

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

          On December 24, 2008, Elwin M. Beaty resigned his positions as principal executive officer and principal financial officer of the Company.

          On January 12, 2009, David P. Mork resigned his positions as director and President of the Company.

          The Company’s board of directors is considering appropriate actions in response to the resignations of Mr. Beaty and Mr. Mork.

Item 8.01	Other Events

          On January 12, 2008, the Company’s board of directors authorized the termination of employment of all of the Company’s full-time employees in order to minimize ongoing expenses. The Company plans to retain the services of certain former employees on a part-time basis as deemed necessary or appropriate by the Company’s directors to conduct remaining Company business. The board is in the process of evaluating alternatives for the Company’s future.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 13, 2009

SCANNER TECHNOLOGIES CORPORATION

By	/s/ MICHAEL A. THORSLAND
Michael A. Thorsland Director